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                                                                     EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                                               JURISDICTION OF
NAME                                                            INCORPORATION
----                                                           ---------------
Daisytek, Incorporated                                            Delaware
Subsidiaries of Daisytek, Incorporated:
     Daisytek (Canada) Inc.                                        Canada
     Working Capital of America, Inc.                             Delaware
     Working Capital Canada Inc.                                   Canada
     Home Tech Depot, Inc.                                        Delaware
     Daisytek De Mexico S.A. De C.V.                               Mexico
     Daisytek Latin America, Inc.                                  Florida
     Supplies Express, Inc.                                       Delaware
     Priority Fulfillment Services, Inc.                          Delaware
     Priority Fulfillment Services of Canada, Inc.                 Canada
     Daisytek De Mexico Services, S.A. de C.V                      Mexico
     Priority Fulfillment Services de Mexico, S.A. de C.V.         Mexico
     Daisytek Australia Pty. Ltd.                                 Australia
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